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                                                                   Exhibit 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (File No. 333-60308) of Cardiac Science, Inc. of our report dated March 24, 2000, except for Notes K and L as to which the date is June 5, 2000, which contains an explanatory paragraph regarding the company's ability to continue as a going concern, relating to the financial statements of Cadent Medical Corporation which appear in Cardiac Science, Inc.'s Preliminary Proxy Statement filed August 6, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP
Boston, Massachusetts
August 7, 2001